Exhibit 99

COVENANT TRANSPORTATION GROUP ANNOUNCES EXPECTATIONS CONCERNING SECOND QUARTER FINANCIAL RESULTS

CHATTANOOGA, TENNESSEE – July 1, 2010 - Covenant Transportation Group, Inc.  (NASDAQ/GS: CVTI) announced today its expectations regarding financial results for the second fiscal quarter of 2010.

Financial and Operating Results

Chairman, President and Chief Executive Officer, David R. Parker, offered the following comments:  “After reviewing preliminary financial and operating information through the third week of June, we expect to report consolidated results of operations in a range of $0.12 to $0.20 diluted earnings per share for the second quarter of 2010. Our expectations for the second quarter of 2010 compare to a reported net loss of ($0.22) per diluted share for the second quarter of 2009.”

“The expected improvement versus our previous breakeven outlook is attributable to further improvements in freight rates, miles per truck, internal revenue generation initiatives and cost control efforts.  Based on the quarter to date results, we expect an improvement in average miles per tractor of approximately 7%-8% and in average revenue per total mile (excluding fuel surcharges) of approximately 3% compared to the second quarter of 2009. In addition, our cost control efforts are expected to provide positive results, primarily in the areas of net fuel, compensation, and general expenses, offset somewhat by higher claims expense. The expected higher claims expense relates primarily to adverse developments regarding the damages in connection with a few casualty claims incurred prior to the beginning of this quarter. Based on our financial and operating results to date, we will be in compliance with our financial debt covenant at the quarter ended June 30, 2010.”

The Company also announced the rollout of its new investor website for Covenant Transportation Group located at www.ctginvestor.com. This new website shows that the Company is making continuous efforts to promote its brand and better communicate with investors and the analyst community. The new investor website offers improved functionality and features that allow users to obtain a better understanding of the Company's strategic vision while granting easy access to detailed financial information about the Company.

The Company will announce the second quarter earnings release dates and investor call information at a later date.

Covenant Transportation Group, Inc. is the holding company for several transportation providers that offer premium transportation services for customers throughout the United States. The consolidated group includes operations from Covenant Transport and Covenant Transport Solutions of Chattanooga, Tennessee; Southern Refrigerated Transport of Texarkana, Arkansas; and Star Transportation of Nashville, Tennessee.  The Company's Class A common stock is traded on the NASDAQ Global Select under the symbol, “CVTI”.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, the statements regarding expected second quarter operating and financial data, including diluted earnings per share, average miles per tractor and average revenue per total mile, compensation and general expenses, and claims expense, as well as statements regarding financial debt covenant compliance are forward-looking statements.  The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: the financial expectations discussed in this release have not been subjected to all of the review procedures associated with the release of actual financial results and are premised on assumptions concerning the financial close and certain amounts and management judgment associated with the end of each quarter; elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims, increased insurance premiums, fluctuations in claims expenses that result from our self-insured retention amounts, including in our excess layers, and the requirement that we pay additional premiums if there are claims in certain of those layers, differences between estimates used in establishing and adjusting claims reserves and actual results over time, adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results; changes in the market condition for used revenue equipment and real estate that impact our capital expenditures and our ability to dispose of revenue equipment and real estate on the schedule and for the prices we expect; increases in the prices paid for new revenue equipment and changes in the resale value of our used equipment that impact our capital expenditures and our results generally; changes in management's estimates of the need for new tractors and trailers; the effect of any reduction in tractor purchases on the number of tractors that will be accepted by manufacturers under tradeback arrangements; our ability to maintain compliance with the provisions of our credit agreements, particularly the financial covenant in our revolving credit facility; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; our ability to renew dedicated service offering contracts on the terms and schedule we expect; surplus inventories, recessionary economic cycles, and downturns in customers' business cycles; strikes, work slow downs, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; the volume and terms of diesel purchase commitments; interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs, decrease efficiency, or reduce the availability of drivers, including revised hours-of-service requirements for drivers and the Comprehensive Safety Analysis 2010 that implements new driver standards and modifies the methodology for determining a carrier's DOT safety rating; the ability to reduce, or control increases in, operating costs; changes in the Company's business strategy that require the acquisition of new businesses; and the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations.  Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact:
Richard B. Cribbs, SVP and Chief Financial Officer	(423) 463-3331
criric@covenanttransport.com

For copies of Company information contact:
Kim Perry, Administrative Assistant	(423) 463-3357
perkim@covenanttransport.com

(Back to Form 8-K)